Dr. Toni Rinow appointed to Spire Global’s Board of Directors

Seasoned financial executive and board leader brings extensive capital markets and governance expertise to support Spire’s global growth

VIENNA, VA, October 15, 2025 – Spire Global, Inc. (NYSE: SPIR) (“Spire” or “the Company”), a global provider of space-based data, analytics and space services, announced the appointment of Dr. Toni Rinow to its Board of Directors effective October 13, 2025.

Dr. Rinow is a seasoned financial executive and independent board leader with over two decades of experience spanning capital markets, international expansion, mergers and acquisitions, and digital transformation.

Dr. Rinow’s career highlights include serving as CFO of a NASDAQ-listed company, where she successfully raised over $100 million in capital expansion financing and orchestrated strategic acquisitions. She has held senior leadership roles as Global General Manager at Jubilant DraxImage, a global leader in nuclear medicine, and as CFO and COO of Canadian leader Isologic Radiopharmaceuticals.

In addition, Dr. Rinow served as an independent Board Director at global IT solutions provider Converge Technology Solutions (TSX: CTS), where she contributed to the audit, nomination, and governance committees. She currently holds a board seat with the Chambre des Huissiers de Justice du Québec, is a member of Extraordinary Women on Boards (EWOB), and previously chaired the audit committee of Sprout AI, a publicly held AI-driven vertical farming company.

“We are thrilled to welcome Toni to Spire’s Board of Directors,” said Theresa Condor, CEO of Spire Global. “Her proven expertise in financial strategy, capital markets, and global expansion will be instrumental as Spire continues to scale. Toni’s leadership in governance and international growth will provide valuable perspective as we deliver space-based data and solutions to customers and create long-term value for shareholders.”

“I am honored to join Spire’s Board of Directors at such a pivotal moment in the company’s journey,” said Dr. Rinow. “Spire is redefining how space-based data can be applied to solve global challenges, from improving weather forecasting to strengthening global security. I look forward to contributing my experience in capital markets, governance, and global expansion to help Spire scale its impact, accelerate innovation, and create lasting value for customers, partners, and shareholders.”

Dr. Rinow holds a Ph.D. in Biophysics and Chemistry from the University of Montreal, a degree in Chemical Engineering from the ERASMUS European Higher Institute of Chemistry, and both an MBA and Master’s in Accounting from McGill University. She has further enhanced her skills in artificial intelligence through training at MIT and in governance and corporate sustainability with Competent Boards.

Learn more about Spire Global’s Board of Directors.

About Spire Global, Inc.

Spire (NYSE: SPIR) is a global provider of space-based data, analytics and space services, offering unique datasets and powerful insights about Earth so that organizations can make decisions with confidence in a rapidly changing world. Spire builds, owns, and operates a fully deployed satellite constellation that observes the Earth in real time using radio frequency technology. The data acquired by Spire’s satellites provides global weather intelligence, ship and plane movements, and spoofing and jamming detection to better predict how their patterns impact economies, global security, business operations and the environment. Spire also offers Space as a Service solutions that empower customers to leverage its established infrastructure to put their business in space. Spire has offices across the U.S., Canada, UK, Luxembourg, and Germany. To learn more, visit spire.com.

Forward Looking Statements

This press release contains forward-looking statements, including information regarding management's view of Spire’s future expectations, plans and prospects, including our views regarding future execution within our business, and the opportunity we see in our industry, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Spire to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are included in documents Spire files with the Securities and Exchange Commission, including but not limited to, Spire’s Annual Report on Form 10-K/A for the year ended December 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Spire’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Spire cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Spire expressly disclaims any intent or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

For Media:

Sarah Freeman

Senior Communications Manager

Sarah.Freeman@spire.com

For Investors:

Benjamin Hackman

Head of Investor Relations

Benjamin.Hackman@spire.com